Exhibit 10.3
The Centralized Energy Supply Contract
in the Form of an Energy Management Contract
of Su-Tong Science & Technology Park
Party A: The General Administrative Office of Su-Tong Science and Technology Park
Address: 1088 Xinghu Boulevard, Nantong Municipality, Jiangsu Province, China
Legal Representative: Ge Liang
Position: Director
Postal Code: 226009
Tel: 0513-8598 5010
Party B: Nobao Energy (Nantong) Co., Ltd.
Address: 15 Latitude 14 Road, Su-Tong Science and Technology Park
Legal Representative: Kwok Ping Sun
Position: Chairman
Postal Code: 226009
Tel: 021-66520666
Venue of Execution: Nantong Municipality, Jiangsu Province
1.	The Su-Tong Science and Technology Park (the “Su-Tong Park”) is a hi-tech, eco-efficient, internationalized and composite “an eco-friendly town and international entrepreneurship park” that integrates production, livelihood, commerce, trade, and residence into one community. The entire Su-Tong Park is characterized by its green concept, energy conservation, environmental protection and low carbon emissions, and one of its primary principles is environmental balance. Party A has agreed that the urban public utilities should cover the Centralized Energy Supply of heating, cooling and hot water services to a total GFA of 50 million square meters of new buildings in the Su-Tong Park and has designated Party B as the sole provider of heating, cooling and hot water services using the ground source heat pump (“GSHP”) systems under Nobao brand for the occupants of the Su-Tong Park.

2.	Party A and Party B agree to conduct cooperation under the EMC model for the Centralized Energy Supply by GSHP-based heating, cooling and hot water supply systems for the Su-Tong Park (hereinafter referred to as the “Project”). For such purpose, Party B shall invest in and construct GSHP-based heating, cooling and hot water supply systems with a value of RMB32.5 billion (RMB thirty-two billion five hundred million) for a total GFA of 50 million square meters of buildings in the Su-Tong Park. Party B shall invest in the construction of the Project (including the laying of pipes for drawing part of the water from the Yangtze River, the laying of outdoor pipes underground, the installation of terminals inside the premises of the users, and the construction and installation of the equipment rooms), the ownership of which shall be vested in Party B, and 10% of the total cost of the construction of the main pipe that will draw water from the Yangtze River shall be reimbursed by Party A.

3.	If any matters covered in this Contract are governed by any specific national regulations, such regulations shall apply. The Project under this Contract shall be implemented in coordination with the various phases of development of the Su-Tong Park. If any adjustment is necessary during the implementation of the Project, the parties may make appropriate additions or amendments to this Contract.

After amicable consultation and based upon a true and full expression of their respective intensions, Party A and Party B have come to agree as follows in accordance with the Contract Law of the People’s Republic of China and other applicable laws and regulations and both of them hereby agree to abide by such agreement.
Article 1 Terms and Definitions
1.1	“Energy Management Contract” or “EMC” means a business model under which an energy management solutions company enters into an energy management contract with a customer, under which the company will provide to the customer a series of energy management services including project design, project financing, equipment procurement, project construction, equipment installation and commissioning, and energy services, and the company will recover its investment and reap a profit by collecting energy management fees from customers.

1.2	“Party A” means the general administrative office that is authorized by the People’s Government of Nantong to develop, construct and operate the Su-Tong Science & Technology Park, and its legal representative is Ge Liang.

1.3	“Party B” means the fully-integrated energy management solutions provider which integrates research and development, consultancy, design, production, distribution, installation and energy services by utilizing shallow-layer ground heat energy through ground source heat pumps, and its legal representative is Kwok Ping Sun.

1.4	“Gloss Floor Area” or “GFA” means the aggregate floor area within the outer walls of each floor in the residential buildings, including usable floor area, supplemental area and structural area.

1.5	“Centralized Energy Supply” means a manner of energy supply by which energy (including heating, cooling, and hot water) is supplied to the multiple users in the area covered by this Contract by one or more energy supply stations through common pipes, and equipment rooms within the various buildings.

1.6	“Centralized Energy Supply Facilities” mean the GSHP-based centralized heating, cooling and hot water supply system, including pipes laid for drawing water from the Yangtze River, outdoors pipes laid underground, terminals installed inside the premises of the users, and equipment rooms within the buildings.

1.7	“Centralized Energy Supply Connection Fees” mean connection fees collected by a Centralized Energy Supply company for the installation of the Centralized Energy Supply Facilities within customers’ premises.
Article 2 Overview and Term of the Project
2.1	Overview of the Project
     The Project is located in the Su-Tong Park with a Gross Floor Area of 50 million square meters.
2.1	Term of the Project
     The term for collecting energy management fees for the Centralized Energy Supply under each EMC pursuant to this Contract shall be 25 years, starting from the date of the Centralized Energy Supply Facilities, i.e., GSHP-based heating, cooling and hot water supply systems, are installed, commissioned, and delivered to Party A. Upon expiration of such term, the parties shall enter into a separate cooperation contract.
Article 3 Design, Construction and Installation of the Project
3.1	Design of the Project
     (i) Party A shall promptly provide information and data needed for the laying of the main pipe for drawing water from the Yangtze River and the location, design and construction of the pump station as reasonably required by Party B and ensure that such information and data are true, accurate and complete. Party B shall be responsible for the design of technical proposals and construction drawings in accordance with the relevant provisions of national regulations and on the basis of the information and data provided by Party A, subject to the confirmation by Party A and Party B through consultation. Once the design of the Project has been confirmed by both of the parties, neither party shall make any modifications of it without the consent of the other party unless the parties agree to any such modification.
     (ii) The number of Nobao-brand energy-efficient air-conditioning modules Party B will provide for use in the Centralized Energy Supply under the Project is tentatively determined to be 20,000 sets. Party B shall have the right to withdraw any spare modules, provided that the needs of the users are satisfied and, as the Project coordinator, Party A shall extend active assistance in such withdrawal.
3.2	Laying, Construction and Installation of the Main Pipes for Drawing Water from the Yangtze River
     (i) Party A shall incorporate the construction of the Project into urban public infrastructure construction for the Su-Tong Park. Party A will undertake and reimburse the Party B for 10% of the total investment in the construction of the main pipes that will draw water from the Yangtze River. In addition, Party A shall coordinate the applications for government approval and inspection in connection with water conservancy, the location of the water intake point and the pump station, and the planning and design of the pipeline.
     (ii) Party B shall carry out the construction and installation of the pipes required for drawing water from the Yangtze River under the Project in accordance with the technical proposals and construction drawings as well as the other provisions of this Contract and the relevant provisions of national regulations. The specific construction period shall be agreed to by the parties through consultation in accordance with Party A’s overall construction plan.
     (iii) Party A shall provide necessary office space for Party B’s personnel during the preparatory stage and coordinate arrangements for the accommodation and boarding of Party B’s construction personnel during the construction stage and the related expenses shall be borne by Party B.
     (iv) Party A shall provide space required for the construction and installation of the Project at no charge in accordance with the progress of the construction of civil engineering works and the pipeline drawings (including such space along the length of the main pipes for drawing water from the Yangtze River and at the site of the pump station and the power supply required for such construction and installation).
     (v) If, for any special reason, the parties should jointly decide not to draw water from the Yangtze River, in which case Party B would have to lay all the pipes underground, in consideration of the extra investment Party B would have to make, Party A agrees to make Party B a supplementary payment in the amount of RMB ten million.
3.3	Party A undertakes to coordinate the execution of the specific contract by Party B and occupants of the Su-Tong Park covering the following construction conditions:
     (i) Occupants of the Su-Tong Park shall promptly provide information and data required for the design and construction of the Project and ensure that such information and data are true, accurate and complete.
     (ii) Occupants of the Su-Tong Park shall provide Party B with space for the construction and installation of the Project at no charge in accordance with the progress of the construction of civil engineering works and the pipeline drawings as well as with the requirements with respect to the installation of energy-efficient air conditioners (including but not limited to spaces where holes are to be bored through the outer walls, spaces where indoor terminals are to be installed and spaces where the equipment is to be installed).
     (iii) Upon delivery of Party B’s relevant energy-efficient air-conditioning equipment and materials at the site of the Project, occupants of the Su-Tong Park shall provide space at no charge for the storage of such equipment and materials.
     (iv) Occupants of the Su-Tong Park shall provide the electric cables required for the equipment rooms and extend such cables to the posts on the switch boxes, install separate time-of-use meters, provide the water supply and drainage points, and supply power to the terminals to be installed by Party B. If any equipment rooms are to be installed on the roofs as required by the construction plan of the Project, occupants of the Su-Tong Park shall reinforce the roofs and extend the electric cables to the locations to be designated by Party B.
     (v) The water and electricity charges to be incurred during the construction and commissioning of the Project shall be borne by occupants of the Su-Tong Park.
Article 4 Centralized Energy Supply Temperature Range and Energy Management Fees
4.1      Party B shall ensure that the temperatures at the air blowing terminals are in the range of 22 to 26 degrees Celsius in the summer and 16 to 20 degrees Celsius in the winter, and that the temperature of the hot water supplied ranges between 45 to 50 degrees Celsius.
4.2      Party B will collect the energy management fees for the Centralized Energy Supply from the occupants of the Su-Tong Park based on different rates, energy supply hours and calculation methods depending on the usage of the buildings and the buildings in the Su-Tong Park will be used as government buildings, commercial office buildings, schools, hospitals, shopping malls, apartments, factories and hotels. Party B will begin to collect energy management fees for the Centralized Energy Supply from the end users within three months after completion of the installation, commissioning and inspection of its equipment. If such equipment fails to be put into operation three months later, a vacancy fee shall be paid to Party B at the monthly rate of RMB [          ] per square meter.
The energy management fee rates and the Centralized Energy Supply hours are set forth below:
     (i) for buildings to be used as government buildings, commercial office buildings, schools, hospitals, and shopping malls, the energy management fees shall be calculated at an hourly rate of RMB [          ] per square meter on the basis of the Gross Floor Area noted on the building property title certificate, the number of days a user in the Su-Tong Park actually uses such supply and the number of hours of such use each day. The minimum usage requirement of the Centralized Energy Supply is eight hours per day and, if the daily usage falls below eight hours, it shall be deemed eight hours; and the minimum annual usage requirement of the Centralized Energy Supply is seven months and, if the annual usage falls below seven months, it shall be deemed seven months.

     (ii) for buildings to be used as hotels, the energy management fees shall be calculated at an annual rate of RMB [          ] per square meter on the basis of the Gross Floor Area noted on the building property title certificate, and the Centralized Energy Supply will be made available round-the-clock for the whole year including cooling, heating and hot water supply.
     (iii) for buildings to be used as factories, the energy management fees shall be calculated at an hourly rate of RMB [          ] per square meter on the basis of the Gross Floor Area noted on the building property title certificate. The minimum usage requirement of the Centralized Energy Supply is eight hours per day and, if the daily usage falls below eight hours, it shall be deemed eight hours; and the minimum annual usage requirement of the Centralized Energy Supply is seven months and, if the annual usage falls below seven months, it shall be deemed seven months.
     If the floor height of a factory building exceeds 6 meters, the rates of charges for the Centralized Energy Supply to the part above 6 meters shall be agreed to through consultation on the basis of the energy load of such building.
     (iv) for the buildings to be used as residential apartments, the energy management fees shall be calculated at the rate of RMB [          ] per KW of cooling service in summer and at the rate of RMB [          ] per KW of heating service in winter and the charges for hot water shall be calculated at the rate of RMB [          ] per cubic meter. The Centralized Energy Supply under these volume-based rates will be made available round-the-clock for the whole year.
     (v) Connection Fee, which shall be calculated at the rate of RMB 50 per square meter on the basis of the Gross Floor Area of the area to be covered by the Centralized Energy Supply.
     (vi) The above-mentioned rates to be charged for the Centralized Energy Supply shall be set on the basis of the prevailing rates charged for electricity. If any adjustment is made in the electricity tariff, the rates to be charged for the Centralized Energy Supply shall be adjusted by the same percentage.
4.3      Starting from the date Party B begins to collect energy management fees from occupants of the Park for the Centralized Energy Supply, the electricity costs for operating the energy-efficient air-conditioning modules, fan coil units and new air fans shall be borne by Party B. If the rates charged for the Centralized Energy Supply have to be approved, ratified or authorized by the competent authorities in accordance with the relevant laws and regulations, Party A shall assist Party B in handling the legal procedure for such rates to be approved, ratified or authorized in accordance with the relevant laws and regulations.
4.4      Methods of the Calculation of the Fees for Centralized Energy Supply
     The fees for Centralized Energy Supply shall be calculated with two methods, which are (i) one based on fixed rates and (ii) one based on the volume of energy consumed. The calculation method based on fixed rates shall be applicable to Articles 4.2(i), (ii) and (iii) and the method based on the volume of energy consumed shall be applicable to Article 4.2(iv).
Article 5 Party A’s Obligations
5.1      In the investment agreements Party A will enter into with those enterprises which are to make investments in the Su-Tong Park, Party A shall specify that no energy-intensive or highly pollutant equipment such as oil, coal or gas-fired boilers shall be used for any air-conditioning system in the Su-Tong Park.
     During the stage of invitation of investments from outside parties, Party A shall introduce and promote the Project to the potential users in the Su-Tong Park, and inform them that the Project has been incorporated into the construction of the urban public infrastructure.
     The relevant buildings in the Su-Tong Park in which Party A has made investments in their construction shall principally use the central air-conditioning and hot water supply system under the Project.
5.2      In the overall planning of the power distribution in the Su-Tong Park, Party A shall make a reasonable distribution of power capacity among the buildings by taking into full consideration the energy-saving features of the GSHP-based central air-conditioning in order to prevent waste of power capacity.
5.3      Party A or any competent agency designated by Party A shall coordinate with Party B or any company authorized by Party B to enter into a “Green Energy Conservation and Centralized Energy Supply Contract” with the occupants in the Su-Tong Park. If any change occurs to the ownership of the buildings in the Su-Tong Park upon completion of their construction, Party A or any competent agency designated by Party A shall with Party B or any company authorized by Party B to enter into a separate “Green Energy Conservation and Centralized Energy Supply Contract” with the new owners.
5.4      Party A shall assist Party B in making applications to the governmental authoritiesfor the policy support and fund awards for which the relevant energy conservation projects are eligible, preparing the relevant documents and materials, assessing the relevant projects, and organizing such applications, and any subsidies or awards that may be obtained as a result of such application shall be owned by Party B.
5.5      In consideration of the fact that the GSHP-based central air-conditioning system equipped with ground source heat pumps to be installed by Party B is a recycled energy project strongly encouraged and supported by the governmental authorities and, in accordance with the relevant national policies concerning energy-efficient industries, Party A, as the Project coordinator, shall be obligated to assist Party B in making an application for preferential electricity rates to the provincial or national power supply authorities or other competent authorities in the region where Party B is located.
Article 6 Party B’s Obligations

6.1      Party B shall provide to the occupants in the Su-Tong Park safe and stable services through the Centralized Energy Supply and ensure that the energy-efficient air conditioners will be in normal operation, i.e. such air conditioners will switch on, operate, and switch off at or during the times as agreed to with the occupants in the Su-Tong Park, and the terminal temperatures will be as agreed in this Contract.
6.2      Party B shall be responsible for the maintenance of the Centralized Energy Supply Facilities under the Project during the term of this Contract and carry out such maintenance on a regular basis so as to ensure the required energy supply through the Centralized Energy Supply. Within two hours of receipt of a report for repairs from any occupant in the Su-Tong Park during the period of Centralized Energy Supply, Party B shall arrive at the location where repairs are required and Party B warrants that, in an emergency, the breakdown that occurs to any air-conditioning equipment will be fixed within 6 hours from its occurrence.
6.3      Upon execution of this Contract, Party B shall provide necessary technology, business training and promotional literature to Party A’s relevant personnel. During Party A’s invitation of investments from outside parties, Party B shall make arrangements for its relevant personnel to assist Party A in promoting the Project to the occupants in the Su-Tong Park and advising them on it during the entire process. In addition, Party B shall provide necessary technical parameters to highlight the advantages of the Project such as the green concept, energy conservation, environmental protection and low carbon emissions.
6.4      Party B shall complete the construction of the Project within the construction period as agreed to by the parties except to the extent the construction period is prolonged without Party B’s fault. Party B shall ensure that its personnel will be in strict compliance with the provisions of national regulations, and the regulations specified by Party A on safety and sanitation at the construction site, and obey Party A’s reasonable orders on location, and carry out the construction of the Project in a safe and civilized way. In the course of the construction, Party B shall avoid any pipes and lines Party A has laid and, if any construction has to be carried out on a greenbelt or a paved road, Party B shall restore such area or road to its original state upon completion of such construction.
6.5      Party B shall provide the brand-new unused equipment with the quality and performance meeting the relevant standards of national regulations in accordance with the provisions of this Contract. The installation and debugging of Party B’s equipment shall be in compliance with the relevant standards and norms of national regulations.
6.6      For the occupant in the Su-Tong Park who has any special technical requirements that Party B’s technology and equipment can not satisfy or the use of the Centralized Energy Supply under the Project would result in a cost increase for the occupant in the Su-Tong Park, the relevant provisions of this Contract are not binding.
6.7      Party B shall not: (a) make any adjustments in the energy fee or the connection fee for the Centralized Energy Supply without authorization; (b) suspend or close its operation; or (c) suspend or reduce its supply when conduct the Centralized Energy Supply services based on

GSHP technology. Party B shall conduct its business operations in strict compliance with the relevant standards and norms and shall not endanger public interests or public safety.
Article 7 Ownership and Risk Sharing
7.1      The ownership of all the Centralized Energy Supply Facilities under the Project shall be vested in Party B. Upon the expiration of this Contract, such ownership shall be transferred to Party A.
7.2      The ownership of the property under the Project shall not be transferred as a result of Party A’s breach of contract or earlier termination of this Contract.
7.3      If, during the term of this Contract, any of the indoor Centralized Energy Supply Facilities which are taken care of by the occupants in the Su-Tong Park is stolen, lost or damaged, such occupant shall compensate Party B for any losses that may be incurred as a result and Party A shall urge such occupant to pay Party B such compensation.
Article 8 Liabilities for Breach of Contract
8.1      If either of the following events occurs, the breaching party shall be in fundamental breach of contract and the other party shall have the right to terminate this Contract and require that the breaching party pay liquidated damages in accordance with the provisions of laws or this Contract:
     (i) Party B has failed to complete the investment in and the installation of the GSHP-based centralized heating, cooling and hot water supply system for the Centralized Energy Supply as agreed in this Contract; or
     (ii) Party B has failed to provide the energy services for the Centralized Energy Supply on time or has failed to provide the after-sales maintenance services as agreed in this Contract.
8.2      Provided this Contract has been executed and Party B has commenced the construction of the Project, Party A shall compensate Party B for all the losses it may incur (including but not limited to the total amount of the construction investment incurred upon the actual commencement of the construction by Party B) if this Contract is terminated for any reason attributable to Party A (except for the event of force majeure or any changes because of the state policies).
8.3      Either party that is in violation of any other provision of this Contract shall also be in the breach of contract. The non-breaching party shall have the right to require the Contract to be performed and require the breaching party compensate it for any losses actually incurred, including but not limited to the actual expenses the non-breaching party may incur, expenses payable to the third party, attorney’s fees and litigation expenses.

8.4      If either Party A and Party B takes advantage of this Contract or violates any mandatory provisions of laws or administrative regulations during the performance of this Contract, the non-breaching party shall have the right to terminate this Contract and prosecute the breaching party for its liability under the law.
8.5      The parties specifically acknowledge that, if this Contract is abnormally terminated for any reason, Party B shall always retain the ownership of the equipment and shall have the right and the obligation to disassemble and remove the equipment in batches within an agreed time. If this Contract is terminated for any reason attributable to Party A, after the receipt of the liquidated damages paid by Party A, Party B shall not claim any expenses from Party A including disassembly expenses, depreciation expenses, and value losses upon removal (in particular, the total budgeted investment as specified in this Contract shall not be recoverable).
Article 9 Force Majeure
9.1      Events of force majeure under this Contract shall mean objective events whose occurrence can not be foreseen, prevented or overcome, including but not limited to: natural disaster such as thunder, lightning, flood, windstorm, earthquake, landslide and rainstorm, danger at sea, navigation accident, war, riot, rebellion, national state of emergency (whether under any circumstances that actually occur or under any circumstances as specified in law), martial law, fire, labor dispute (whether any employees of the parties involved), epidemic, quarantine, or radiation or radioactive pollution.
9.2      If one party (the “Affected Party”) is or expects to be unable to perform its obligations under this Contract as a result of the occurrence of any event of force majeure, the Affected Party shall serve a written notice on the other party (the “Non-Affected Party”) and provide the details of such event within five days after the Affected Party becomes aware of such event.
9.3      The Affected Party shall take all reasonable measures to eliminate or mitigate the effect that may be caused by such event of force majeure.
9.4      While an event of force majeure continues, the Affected Party may temporarily suspend the obligations for performing this Contract and the period for the performance of the relevant obligations shall be extended accordingly. The Affected Party will not assume any liability to the Non-Affected Party for any loss or damage that may be incurred as a result. Upon the end of the force majeure event, the Affected Party shall resume the performance of its obligations under this Contract as soon as possible.
9.5      If the Affected Party is unable to perform any of its obligations under this Contract as a result of an event of force majeure and the Affected Party is unable to perform its obligations under this Contract for 90 consecutive days after the Non-Affected Party has received a notice of such event, during which time the parties have failed to agree through consultation to use a substitute way to carry out the Project under this Contract, either party may terminate this Contract by informing the other party in written notice and will not assume any liability to the other party.

Article 10 Confidentiality
10.1      A Trade Secret as referred to in this Contract shall mean any technical and business information that is unknown to the public, bringing the economic benefits, possessing the practicability and being protected by the other party through the security measures.
10.2      Each party shall use any Trade Secret it has obtained from the other party exclusively for the purpose of developing a specific project.
10.3      If any information provided by one party to the other party contains any Trade Secret as defined in this Contract, the providing party shall mark such information as “confidential” and the receiver shall issue a written receipt to the providing party.
10.4      The ownership of the confidential information provided by one party shall belong to the providing party and the receiver shall be obligated to maintain the confidentiality of any “confidential” information provided by the providing party and shall not do any of the following without the written permission by the providing party:
     (i) disclose such information to any third party (excluding any information that must be disclosed under law);
     (ii) use any Trade Secret from the providing party for its own benefit; or
     (iii) permit a third party to use any Trade Secret of the providing party without authorization;
10.5      Party A and Party B unanimously agree that, upon the completion of the consultation or construction of any specific project, one party shall return the confidential materials immediately to the other party if the other party requires the return.
10.6      After any Trade Secret is legally made public, the corresponding confidentiality obligation shall be released.
10.7      If any disagreement or dispute arising in connection with this Contract, such disagreement or dispute shall first be resolved through friendly consultation. If such consultation proves unsuccessful, either party can initiate legal proceedings in a court under the competent jurisdiction. If this Contract or any provision of it is ruled to be invalid, the confidentiality provision of this Contract shall remain in force and effect.
Article 11 Dispute Resolution
11.1      Any dispute that arises out of or in connection with the performance of this Contract shall be resolved by the parties through friendly consultation.
11.2      If the parties fail to resolve any dispute through consultation within ten days after either party serves on the other party a written notice of the existence of such dispute, such dispute may be submitted to a people’s court of competent jurisdiction where the Project is located to be resolved through litigation.
Article 12 Effectiveness of this Contract
12.1      This Contract shall be concluded and become effective when Party A and Party B have affixed their respective signatures and seals to it.
12.2      Any attachments to this Contract shall be an integral part of it and shall have equal force and effect with this Contract.
12.3      No revision or modification of this Contract shall become effective except in writing.
12.4      With respect to any matters uncovered in this Contract, the parties may enter into a supplementary contract, which shall have equal force and effect with this Contract.
12.5      The formation, validity, interpretation and performance of this Contract and the dispute resolution under this Contract shall be governed by laws of the People’s Republic of China.
Article 13 Miscellaneous
13.1      This Contract is executed in six counterparts, three of which shall be kept by each party and all of which shall have equal force and effect.
13.2      A waiver of any provision of this Contract shall not be construed as a waiver of a breach of the same or other provisions of this Contract.
13.3      The headings in this Contract are inserted for convenience only and shall not affect the meaning, validity or interpretation of this Contract or any of its provisions.
13.4      If any provision of this Contract is judged by any court of competent jurisdiction to be invalid or in violation of public order for any reason, the other provisions that are not judged to be so shall remain in full force and effect.
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Party A (Seal): The General Administrative Office of Su-Tong Science & Technology Park
Legal Representative (or Authorized Representative) (Signature): /s/ Chen Xiaodong
Date: January 6, 2011
Party B (Seal): Nobao Energy (Nantong) Co., Ltd.
Legal Representative (or Authorized Representative) (Signature): /s/ Kwok Ping Sun
Date: January 6, 2011

The Centralized Energy Supply Contract
in the Form of Energy Management Contract
of the Su-Tong Science and Technology Park
Supplementary Agreement
Party A: The General Administrative Office of the Su-Tong Science and Technology Park
Address: 1088 Xinghu Boulevard, Nantong Municipality, Jiangsu Province, China
Legal Representative: Ge Liang
Position: Director
Postal Code: 226009
Tel: 0513-8598 5010
Party B: Nobao Energy (Nantong) Co., Ltd.
Address: 15 Latitude 14 Road, Su-Tong Science and Technology Park
Legal Representative: Kwok Ping Sun
Position: Chairman
Postal Code: 226009
Tel: 021-6652 0666
     Whereas Party A and Party B entered into a Centralized Energy Supply Contract in the Form of Energy Management Contract of the Su-Tong Science and Technology Park. After friendly consultation, Party A and Party B have reached the following supplementary agreement:
     Party B has obligations to cooperate with Party A in the infrastructure construction and shall complete the construction of such infrastructure in connection with the Centralized Energy Supply in the Su-Tong Science and Technology Park of Party A within eight years since 2011.
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Party A (Seal):	The General Administrative Office of the Su-Tong Science and Technology Park
Legal Representative (or Authorized Representative) (Signature): /s/ Chen Xiaodong
Date: January 10, 2011

Party B (Seal):	Nobao Energy (Nantong) Co., Ltd.
Legal Representative (or Authorized Representative) (Signature): /s/ Kwok Ping Sun
Date: January 10, 2011

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